UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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/X/  Preliminary Proxy Statement
/  / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/  /  Definitive Proxy Statement
/  /  Definitive Additional Materials
/  /  Soliciting Material Pursuant to Section 240.14a-12

CEDAR FAIR, L.P.
(Name of Registrant as Specified in Its Charter)

Q FUNDING III, L.P.
Q4 FUNDING, L.P.
PRUFROCK ONSHORE, L.P.
J ALFRED ONSHORE, LLC
STAR SPANGLED SPROCKETS, L.P.
EXCALIBUR DOMESTIC, LLC
GEOFFREY RAYNOR
(Name of Persons Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2011

Q Funding III, L.P.
Q4 Funding, L.P.

301 Commerce Street, Suite 3200
Fort Worth, Texas 76102

PROXY STATEMENT
IN OPPOSITION TO THE BOARD OF DIRECTORS OF
THE GENERAL PARTNER OF
CEDAR FAIR, L.P.

SPECIAL MEETING OF UNITHOLDERS

_________________ _______, 2011

This Proxy Statement and the enclosed GREEN proxy card are being furnished to the unitholders of Cedar Fair, L.P. (the "Company") in connection with the solicitation of proxies by each of Q Funding III, L.P. and Q4 Funding, L.P. (together with Geoffrey Raynor, collectively, "Q Investments") to be used at a special meeting of the Company's limited partner unitholders to be held on _____________ ______, 2011 (the "Special Meeting") and at any and all adjournments or postponements thereof.

The Special Meeting will be held at _________ local time on _____________ ______, 2011 at __________________________________________________________, and the close of business on ________________ _______, 2011 has been fixed as the record date for determining unitholders entitled to notice of and to vote at the Special Meeting. According to the Company's Fifth Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), the General Partner of the Company (the "General Partner") is required to give notice of the Special Meeting to unitholders and to set the place of the Special Meeting within ten days (or such later time as may be reasonably necessary for the Company to comply with certain applicable statutes, rules, regulations or similar requirements) of the General Partner's receipt of a request to call a special meeting. The principal executive offices of the Company are located at One Cedar Point Drive, Sandusky, Ohio 44870. This Proxy Statement and the enclosed GREEN proxy card are first being mailed to unitholders on or about _____________ ____, 2011.

According to the Company's proxy statement for the January 11, 2011 special meeting of unitholders filed by the Company with the Securities and Exchange Commission on December 10, 2010 (the "Company Proxy Statement"), the units representing limited partner interests of the Company (the "Units") issued and outstanding and entitled to vote as of December 9, 2010 were approximately 55,333,989. Each Unit has one vote per proposal.

THESE ARE PRELIMINARY PROXY MATERIALS AND, IN ACCORDANCE WITH UNITED STATES SECURITIES LAWS, DO NOT INCLUDE A PROXY CARD. ONCE OUR PROXY MATERIALS BECOME DEFINITIVE, YOU WILL RECEIVE ANOTHER COPY ALONG WITH OUR GREEN PROXY CARD THAT YOU CAN USE TO VOTE YOUR UNITS.

Pursuant to this Proxy Statement, Q Investments is soliciting proxies from holders of the Company's outstanding Units for the purpose of considering and voting upon an amendment of the Partnership Agreement to confirm the right of unitholders to nominate directors for election to the Company's Board of Directors (the "Director Nomination Resolution"), and such other business as may properly come before the Special Meeting and that was unknown to Q Investments a reasonable time before the solicitation.

Q Investments owns beneficially 10,021,418 Units, or approximately 18.1% of the Company's outstanding Units. Q Investments intends to vote its Units FOR the Director Nomination Resolution. Q Investments urges you to sign, date and return today the enclosed GREEN proxy card in the enclosed postage prepaid envelope. Q Investments respectfully requests that you not return any proxy forms sent to you by the Company. If you have returned a Company proxy card, even if to withhold authority to vote, please sign, date and return the enclosed GREEN proxy card in the enclosed postage-prepaid envelope. The latest dated proxy is the only one that counts. Regardless of how many Units you own, your vote is very important.

IMPORTANT NOTE: If your Units are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a proxy with respect to your Units, and only upon receipt of your specific instructions. Accordingly, you should sign, date and return the enclosed GREEN voting instruction form in the envelope provided or contact the person responsible for your account and give instructions for the GREEN voting instruction form to be signed representing your Units. If your Units are held in the name of a brokerage firm, bank nominee or other institution, you may also vote by telephone or Internet. Please refer to your GREEN voting instruction form for the Internet address and toll-free telephone number.

For assistance or further information, please call D.F. King & Co., Inc. ("D.F. King"), which is assisting us in this matter:

D. F. King & Co., Inc.
Unitholders Call Toll-Free: (800) XXX-XXXX
Banks and Brokerage Firms Call: (212) 269-5550

THIS PROXY STATEMENT, AS WELL AS ANY OTHER PROXY MATERIALS
DISTRIBUTED BY Q INVESTMENTS, ARE AVAILABLE FREE OF CHARGE ONLINE AT
WWW.DFKING.COM/XXXXX.

REASONS FOR THE SOLICITATION

Q Investments is again asking unitholders to demand change at the Company. It is unfortunate that we even have to pursue this path given the strong message that unitholders resoundingly sent to the Company's Board of Directors (the "Board") and management team a short while ago; however, the Company is now taking a stance that may make it one of the few, if not the only, large publicly traded companies attempting to disenfranchise unitholders completely by claiming that its unitholders do not have any right to nominate directors.

Q Investments believes that all unitholders should have "a meaningful opportunity to participate" in the Company's governance, as the Company itself promised in 2004 when unitholders adopted the current Partnership Agreement.1 According to what the Company then said, "unitholders will have the ability to elect the Board and will be able to ensure that the Board acts in their best interests."2

Now, however, the Company is taking the obviously absurd position that the right to "elect" directors under Delaware law does not include the power to nominate those same directors.3 Imagine that you had the right to vote for your Congressman, but the only candidate allowed on the ballot was picked by - guess who? - your Congressman! And further imagine that even though you, as well as every single person in your district, were so bothered by this new candidate that everyone refused to vote for him, he could still be elected merely by casting one vote for himself.  In essence, this is exactly the situation at Cedar Fair.

This silly interpretation would ensure that the Board and management team - the same team that tried to sell the Company to Apollo at $11.50 per Unit, cancelled a unitholder meeting at the last minute, suspended distributions and approved what we view as overly generous pay packages for the CEO and CFO - could entirely ignore unitholders' input and further entrench themselves without fear of dismissal. This interpretation would essentially guarantee that independent unitholder nominations would be impossible and that unitholders would not have the ability to hold the Board directly accountable for its actions.

Q Investments had hoped that the Board would be looking for ways to enhance corporate governance, rather than sinking to new lows in the face of recent criticism of the Board's governance by Institutional Shareholder Services (the leading proxy advisory firm)4 and the embarrassment of commentary published in the New York Times, giving the company an "F" in shareholder rights for "fail[ing] hands down" and "try[ing] to manipulate the sale process."5

Q Investments believes that the amendments approved in the Company's 2004 Proxy Statement (the last public document speaking directly on this topic) were designed specifically to give unitholders the right to nominate and elect directors. However, despite what the Company publically stated in the 2004 Proxy Statement on this point, the Board is fighting this idea in Delaware courts at this very moment. Therefore, unitholders need to once again send another clear message to the Board to demand that the Partnership Agreement be amended to state clearly, as we believe it was always intended to state, that unitholders have the explicit right to nominate directors for election to the Board.

Q Investments, therefore, urges unitholders to vote their GREEN proxy card FOR the Director Nomination Resolution.
____________________________________
1 See Cedar Fair 2004 Proxy Statement, page 11.
2 See Cedar Fair 2004 Proxy Statement, page 11.
3 See Q Funding III, L.P. and Q4 Funding, L.P. v. Cedar Fair Management, Inc. and Cedar Fair, L.P., Defendant's Answer, Dec. 10, 2010 (Del. Chancery Court, No. 5904-VCS).
4 See ISS Proxy Advisory Services Report dated Jan. 4, 2011.
5 See Steven M. Davidoff, DealBook Column,"Failing Grades for the Ill-Fated Deal Makers of 2010," New York Times, Dec. 29, 2010, page B-6.

For a more detailed discussion of the effect of a majority vote approval by the unitholders of the Director Nomination Resolution, please see "The Special Meeting--Record Date, Quorum and Voting."

____________________________________________

Q Investments does not currently have any future plans in the event that the Director Nomination Resolution is approved or disapproved. However, Q Investments reserves all its rights with respect to any action that it may possibly determine to take, in light of future developments, including, without limitation, any initiative involving the nomination of directors to the Board or the presentation of further proposals for consideration by unitholders.

THE SPECIAL MEETING

Record Date, Quorum and Voting

According to Section 15.4 of the Partnership Agreement, a special meeting of the unitholders may be called by one or more unitholders owning at least ten percent of the aggregate Percentage Interest (as defined therein) held by unitholders. To call a special meeting, a unitholder must deliver a written call to the General Partner stating that the unitholder wishes to call a meeting and indicating the purposes for which the meeting is to be called. Section 15.4 of the Partnership Agreement further provides, in relevant part, that, if a special meeting is called by one or more unitholders, the General Partner is obligated to send a notice of the special meeting to the Company's unitholders within ten days after receipt of such a call (or such later time as may be reasonably necessary for the Company to comply with certain applicable statutes, rules, regulations or similar requirements). Please note that, while Q Investments is in the process of submitting to the General Partner the necessary request for the Special Meeting, Q Investments has not yet done so. Because Q Investments owns over ten percent of the aggregate Percentage Interest held by unitholders, Q Investments believes that, upon delivery of the written call to the General Partner, it will have validly called the Special Meeting in accordance with the terms of the Partnership Agreement.

Furthermore, under Section 15.2 of the Partnership Agreement, amendments to the Partnership Agreement may be proposed by one or more of the Company's unitholders of record that hold at least ten percent of the Company's outstanding Units. Once an amendment is proposed by the requisite ten percent of the outstanding Units, the General Partner is then obligated to either seek the written approval of the requisite Percentage Interest or to call a meeting of the unitholders to consider and vote on the proposed amendment. Q Investments currently owns the requisite number of Units to propose its amendment to the Partnership Agreement to the General Partner.

The General Partner is authorized by the Partnership Agreement to fix the record date for any meeting of the unitholders, which date shall not be more than sixty nor less than ten days prior to the date of such meeting. The close of business on _______________ _____, 2011 (the "Record Date") has been established as the record date for determining unitholders entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. To Q Investments' best knowledge, at the Record Date, the number of Units issued and outstanding and entitled to vote was approximately ______________.

Unitholders of record will vote together as a single class on all matters presented at the Special Meeting. Each unitholder is entitled to cast one vote per outstanding Unit on each proposal presented at the Special Meeting. Accordingly, Q Investments, as the beneficial owner of 10,021,418 Units, is entitled to 10,021,418 votes on each proposal presented at the Special Meeting, or approximately 18.1% of all votes entitled to be cast at the Special Meeting. The holders of a majority of the Units issued and outstanding and entitled to vote at the Special Meeting must be represented in person or by proxy in order to constitute a quorum.

Q Investments' proposed amendment to the Partnership Agreement must be approved by both the General Partner and the holders of a majority of the Units outstanding (unless certain legal opinions are not provided to the General Partner, in which case the holders of eighty-five percent of the Units outstanding must approve the amendment.) Q Investments does not believe that its proposed amendment will trigger any of the concerns to be addressed by such legal opinions and, therefore, believes that the majority approval threshold will apply rather than the eighty-five percent threshold. Unitholders should note that, even if approved by the majority of the Units present in person or by proxy and entitled to vote at the Special Meeting, the Director Nomination Resolution will not be binding upon the Company unless approved by the General Partner. Q Investments believes, however, that the expression of unitholder views through the vote for such resolution will send a strong message to the Company. Abstentions will be counted for purposes of establishing a quorum at the Special Meeting, will be counted as votes cast and will have the effect of a vote against a proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as votes cast.

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Special Meeting. If you are a unitholder of record on the Record Date, then you will retain your voting rights for the Special Meeting even if you sell your Units after the Record Date. Accordingly, it is important that you vote the Units held by you on the Record Date or grant a proxy to vote such Units on the GREEN proxy card even if you sell such Units after the Record Date.

If your Units are held in the name of a brokerage firm, bank nominee or other institution on the Record Date, only it can vote such Units and only upon receipt of your specific instructions. Therefore, please contact the person responsible for your account and instruct that person to execute the GREEN voting instruction form. You may also vote by telephone or Internet. Please refer to your GREEN voting instruction form for the Internet address and toll-free number.

Effect of the Green Proxy Card

Q Investments is soliciting FOR the Director Nomination Resolution. By executing Q Investments' GREEN proxy card, a unitholder will revoke any earlier dated proxy card that such unitholder may have signed, including proxy cards solicited by the Company. Units represented by the GREEN proxy card will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, in accordance with the recommendations of Q Investments contained in this Proxy Statement as to all Units represented by that proxy card.

Any unitholder executing and delivering Q Investments' enclosed GREEN proxy card may revoke such action by duly executing a later-dated proxy or executing and delivering an instrument expressly revoking the proxy to Q Investments, in care of D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, or by attending and voting at the Special Meeting. ONLY YOUR LATEST DATED PROXY FOR THE SPECIAL MEETING WILL COUNT.

Q Investments knows of no matters to be presented for action at the Special Meeting other than those specified in this Proxy Statement. Should any other matter properly come before the Special Meeting that was unknown to Q Investments a reasonable time before the solicitation, the GREEN proxy cards held by Q Investments will be voted upon these other matters in accordance with the best judgment of the persons voting such GREEN proxy cards.

Q Investments respectfully requests that you not return any proxy cards sent to you by the Company. If you have returned a Company proxy card, even if to withhold authority to vote, you may change your vote to vote FOR the Director Nomination Resolution by marking, signing, dating and returning Q Investments' enclosed GREEN proxy card in the enclosed postage prepaid envelope, which must be dated after any proxy cards you may have submitted to the Company. If your Units are held by a brokerage firm, bank nominee or other institution, you may also submit a later-dated proxy by using the enclosed GREEN voting instruction form to vote by telephone or by Internet. ONLY YOUR LATEST DATED PROXY FOR THE SPECIAL MEETING WILL COUNT. Regardless of how many Units you own, your vote is very important.

SPECIAL MEETING PROPOSAL

Proposal No. 1: Director Nomination Resolution

Unitholders are asked to consider and vote upon the Director Nomination Resolution:

RESOLVED, that the Company's Fifth Amended and Restated Agreement of Limited Partnership be amended by the addition of a new subsection at the end of Section 6.2 reading as follows:

"Without limiting the foregoing provisions of this Section 6.2, in connection with each meeting of the Limited Partners held for the election of directors of the General Partner, any Limited Partner shall have the right to nominate one or more individuals to be voted on by the Limited Partners for election as directors of the General Partner."

Q Investments recommends a vote FOR the Director Nomination Resolution.

BACKGROUND

Who is Q Investments?

Q Funding III, L.P., a Texas limited partnership, and Q4 Funding, L.P., a Texas limited partnership, are both part of the "Q Investments" family of funds, a group of private investment firms overseen by Geoffrey Raynor and located in Fort Worth, Texas. Mr. Raynor controls both of these entities.

Q Investments' Involvement and Discussions with the Company

Q Investments currently owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) 10,021,418 Units, or approximately 18.1% of the Units outstanding. In January of 2010, Q Investments informed the Company that Q Investments intended to vote against the Company's previously announced merger transaction providing for the acquisition of the Company by Siddur Holdings, Ltd., an entity controlled by affiliates of Apollo Global Management ("Apollo" and, such transaction, the "Merger Transaction"). In addition, on February 18, 2010, Q Investments commenced a solicitation exempt from the proxy rules to urge all other unitholders to do the same, as Q Investments believed that the proposed Merger Transaction substantially undervalued the Company. During this time, and at the Company's request, Q Investments also met with various representatives of the Company to discuss the Merger Transaction and other strategic alternatives available to the Company.

On March 9, 2010, Q Investments issued a press release announcing that three leading independent proxy advisory firms had advised their clients to vote against the Merger Transaction. Then, on March 15, 2010, the Company announced that it had postponed the meeting on the Merger Transaction, which had been scheduled for March 16, 2010, to April 8, 2010 for the purposes of soliciting additional votes and proxies and giving unitholders additional time to consider and vote on the proposed Merger Transaction. In response to this announcement, Q Investments sent a letter to the Company expressing its concerns regarding reports that the Company was in continued discussions with Apollo about an increased offer price and its disappointment in the delay of the special meeting given that the delay hindered the Company's ability to pursue strategic alternatives.

On April 5, 2010, the Company announced that it had terminated the pending Merger Transaction and that it had adopted a unitholder rights plan or "poison pill." After engaging in conversations with the Company and other interested parties about the future of the Company, on April 28, 2010, Q Investments sent a letter to the Company stating that it had engaged an executive search firm to identify independent and qualified candidates to serve on the Board and that it intended to nominate and solicit proxies in support of such independent candidates for election to the Board at the Company's 2010 annual meeting. Numerous conversations between Q Investments and the Company resulted in the Company's announcement, on May 5, 2010, that it had reached an agreement with Q Investments that allowed Q Investments to participate in the nomination of the two new independent directors to the Board.

During the month of May 2010, Q Investments and the Company exchanged letters relating to the refinancing of the Company's debt and, in connection therewith, the renegotiation of the covenant restriction preventing cash distributions to the unitholders. The Company attempted to refinance its existing debt in May 2010 but was unable to do so. On July 15, 2010, the Company commenced a private offering of senior unsecured notes. The note offering closed on July 29, 2010, and, in conjunction therewith, the Company terminated its existing credit facilities and entered into a new credit facility which, among other things, limits the Company's ability to make cash distributions to unitholders in excess of approximately $0.36 per Unit per annum for the foreseeable future.

On October 14, 2010, Q Investments filed a lawsuit in the Delaware courts seeking a declaratory judgment confirming the right of unitholders to nominate directors for election to the Board. The Company answered on December 10, 2010 and explicitly stated its belief that the Company's Partnership Agreement "does not confer any right on the Cedar Fair limited partners to nominate candidates for election to the General Partner's board of directors."

In November of 2010, Q Investments called a special meeting of the Company's unitholders, which was ultimately held on January 11, 2011 (the "January Special Meeting"), for the purpose of considering and voting upon two amendments to the Partnership Agreement. At the January Special Meeting, Q Investments' proposals received overwhelming support from the unitholders who voted. Q Investments' proposal to separate the offices of Chairman of the Board and Chief Executive Officer received the support of 81.11% of unitholders voting (constituting 54.15% of all unitholders), and Q Investments' proposal requiring the prioritization of an increased distribution to unitholders received the support of 74.16% of unitholders voting (constituting 49.34% of all unitholders).

VOTING SECURITIES OUTSTANDING

  The following tables provide information as to the beneficial ownership of the Units by Q Investments, each current director and named executive officer of the Company, all current directors and named executive officers of the Company as a group and each other person who owns beneficially 5% or more of the Units. Except as stated otherwise below, the information for current directors, named executive officers and for all directors and executive officers as a group has been taken from the Company Proxy Statement. The information for Neuberger Berman LLC, as the beneficial holder of 5% or more of the Units, has also been taken from the Company Proxy Statement. Although Q Investments has no reason to believe that any such information is inaccurate or incomplete, Q Investments has undertaken no independent investigation of such information and does not assume any responsibility for its accuracy or completeness.

Ownership by Q Investments

Name And Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Units(2)

Q Funding III, L.P. 301 Commerce Street Suite 3200 Fort Worth, Texas 76102	3,683,325(3)	6.7%(4)
Q4 Funding, L.P. 301 Commerce Street Suite 3200 Fort Worth, Texas 76102	2,687,276(5)	4.9%(6)
Geoffrey Raynor 301 Commerce Street Suite 3200 Fort Worth, Texas 76102	10,021,418(7)	18.1%(8)

(1) In addition to the Units reported herein, certain other members of the "Q Investments" family of funds, namely Amalgamated Gadget, L.P. on behalf of R2 Investments, LDC (collectively, "R2"), currently have long economic exposure to 550,900 Units (less than 1% of the outstanding Units) through cash-settled equity swaps (the "Equity Swaps") under which the profit to R2 will be based upon any increase in value in Units and the loss to R2 will be based upon any decrease in the value of Units over the term of the transactions. The Equity Swaps may only be settled in cash and do not give R2 direct or indirect voting, investment or dispositive control over any Units and do not require the counterparty thereto to acquire, hold, vote or dispose of any securities of the Company. With respect to the Equity Swaps, R2 disclaims beneficial ownership over any Units.

(2) In the aggregate, Q Investments beneficially owns 10,021,418 Units, or approximately 18.1% of the Company's outstanding Units. The percentage of aggregate beneficial ownership was arrived at by dividing 10,021,418 Units by the 55,333,989 Units reported as outstanding as of December 9, 2010 in the Company's proxy statement for the January 11, 2011 special meeting of unitholders filed by the Company with the Securities and Exchange Commission on December 10, 2010 (the "Company Proxy Statement").

(3) Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act"), Q Funding III, L.P. ("Q3") may be deemed to be the beneficial owner of these 3,683,325 Units (the "Q3 Units") and, acting through its sole general partner, Prufrock Onshore, L.P., a Texas limited partnership ("Prufrock"), has sole voting and dispositive power with respect to the Q3 Units. Furthermore, pursuant to Rule 13d-3 of the Act, each of Prufrock and J Alfred Onshore, LLC, a Texas limited liability company ("J Alfred"), as the sole general partner of Prufrock, may be deemed to be the beneficial owner of the Q3 Units because of their respective positions as direct general partner and ultimate general partner of Q3, and, in light of such positions, each has sole voting and dispositive power with respect to the Q3 Units. Finally, pursuant to Rule 13d-3 of the Act, Geoffrey Raynor ("Raynor") may be deemed to be the beneficial owner of the Q3 Units because of his position as the person who controls J Alfred, and, in light of such position, he has the sole voting and dispositive power with respect to the Q3 Units. As specified in Note 2 above, Q Investments in the aggregate beneficially owns 10,021,418 Units, or approximately 18.1% of the Company's outstanding Units, and, for the reasons set forth both in this Note 3, Note 5 and Note 7, Raynor may be deemed to be the beneficial owner of all 10,021,418 Units and has the sole voting and dispositive power with respect to all such Units.

(4) The percentage of beneficial ownership was arrived at by dividing 3,683,325 Units by the 55,333,989 Units reported as outstanding in the Company Proxy Statement.

(5) Pursuant to Rule 13d-3 of the Act, Q4 Funding, L.P. ("Q4") may be deemed to be the beneficial owner of these 2,687,276 Units (the "Q4 Units") and, acting through its sole general partner, Star Spangled Sprockets, L.P., a Texas limited partnership ("Star"), has sole voting and dispositive power with respect to the Q4 Units. Furthermore, pursuant to Rule 13d-3 of the Act, each of Star and Excalibur Domestic, LLC, a Texas limited liability company ("Excalibur"), as the sole general partner of Star, may be deemed to be the beneficial owner of the Q4 Units because of their respective positions as direct general partner and ultimate general partner of Q4, and each has sole voting and dispositive power with respect to the Q4 Units. Finally, pursuant to Rule 13d-3 of the Act, Raynor may be deemed to be the beneficial owner of the Q4 Units because of his position as the person who controls Excalibur, and, in light of such position, he has the sole voting and dispositive power with respect to the Q4 Units. As specified in Note 2 above, Q Investments in the aggregate beneficially owns 10,021,418 Units, or approximately 18.1% of the Company's outstanding Units, and, for the reasons set forth both in this Note 5, Note 3 and Note 7, Raynor may be deemed to be the beneficial owner of all 10,021,418 Units and has the sole voting and dispositive power with respect to all such Units.

(6) The percentage of beneficial ownership was arrived at by dividing 2,687,276 Units by the 55,333,989 Units reported as outstanding in the Company Proxy Statement.

(7) In his capacity as the ultimate control person of each of Q3 and Q4 and because of his direct and indirect ownership of 3,650,817 Units through entities and trusts for his benefit, Raynor may, pursuant to Rule 13d-3 of the Act, be deemed to be the beneficial owner of an aggregate of 10,021,418 Units and has the sole voting and dispositive power with respect to all such Units.

(8) The percentage of beneficial ownership was arrived at by dividing 10,021,418 Units by the 55,333,989 Units reported as outstanding in the Company Proxy Statement.

Ownership by Principal Unitholders (5% or Greater Unitholders (other than Q Investments))

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Units

Neuberger Berman LLC 605 Third Avenue New York, NY 10158	7,179,490(2)	13.0%(2)

(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated in the notes to this table, the percentage of beneficial ownership of the Units is based on 55,333,989 Units outstanding as of December 9, 2010 as reported in the Company Proxy Statement.

(2) According to the Company Proxy Statement, these numbers are based on the information in a Schedule 13F filed by Neuberger Berman LLC ("NB") on November 12, 2010. Pursuant to the Company Proxy Statement, NB reported sole voting power with respect to 6,037,913 of such Units and beneficial ownership over all such Units. Q Investments is unaware of any subsequent change in NB's beneficial ownership.

Ownership by Current Directors and Named Executive Officers
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)					Percent of Units(3)
	Beneficial Ownership	Investment Power		Voting Power
		Sole	Shared	Sole	Shared

Richard L. Kinzel	1,602,110(4)	1,554,952	47,158	1,554,952	47,158	2.9%

Peter J. Crage	12,158	12,158	-	12,158	-	*

H. Philip Bender	48,538(5)	48,538	-	48,538	-	*

Richard A. Zimmerman	10,000	10,000	-	10,000	-	*

Robert Decker	19,539(6)	19,539	-	19,539	-	*

Darrel D. Anderson	19,890	19,890	-	19,890	-	*

Richard S. Ferreira	26,099(7)	22,004	4,095	22,004	4,095	*

Michael D. Kwiatkowski	3,790	3,790	-	3,790	-	*

David L. Paradeau	7,838(8)	7,838	-	7,838	-	*

Steven H. Tishman	41,396	41,396	-	41,396	-	*

C. Thomas Harvie	9,862	9,862	-	9,862	-	*

Eric L. Affeldt	10,000	10,000	-	10,000	-	*

John M. Scott III	5,000	5,000	-	5,000	-	*

All directors and executive officers as a group (13 persons)(9)	1,816,220	1,764,967	51,253	1,764,967	51,253	3.3%

_____________

* Less than 1% of outstanding Units.

(1) Unless otherwise indicated in the footnotes to this table, the address for each person named in this table is One Cedar Point Drive, Sandusky, Ohio 44870.

(2) Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Act") and is based on the information in the Company Proxy Statement.

(3) Unless otherwise indicated in the notes to this table, the percentage of beneficial ownership of the Units is based on 55,333,989 Units outstanding as of December 9, 2010. Each beneficial owner's ownership percentage has been calculated assuming full exercise of outstanding options to purchase Units, if any, exercisable by such owner within 60 days after December 9, 2010, but no exercise of outstanding options covering Units held by any other person. The ownership percentage of the directors and executive officers as a group has been calculated assuming full exercise of outstanding options that the directors and executive officers as a group have the right to exercise within sixty days after December 9, 2010, but no exercise of outstanding options covering Units held by anyone outside that group.

(4) Consists of 1,602,110 Units as to which Mr. Kinzel has sole voting and investment power (which includes 1,314,952 Units beneficially owned as of December 9, 2010 and 240,000 Units that Mr. Kinzel has the right to acquire within 60 days of December 9, 2010 through the exercise of options); and 47,158 Units for which he has shared voting and investment power.

(5) Consists of 27,538 Units beneficially owned by Mr. Bender as of December 9, 2010 and 21,000 Units that he has the right to acquire within sixty days after December 9, 2010 through the exercise of options, as to all of which Mr. Bender has sole voting and investment power.

(6) Consists of 8,539 Units beneficially owned by Mr. Decker as of December 9, 2010 and 11,000 Units that he has the right to acquire within sixty days after December 9, 2010 through the exercise of options, as to all of which Mr. Decker has sole voting and investment power.

(7) Consists of 22,004 Units as to which Mr. Ferreira has sole voting and investment power (including 21,604 Units beneficially owned as of December 9, 2010 and 400 Units that he has the right to acquire within sixty days after December 9, 2010 through the exercise of options); and 4,095 Units for which he has shared voting and investment power.

(8) Consists of 7,438 Units beneficially owned by Mr. Paradeau as of December 9, 2010 and 400 Units that he has the right to acquire within sixty days after December 9, 2010 through the exercise of options, as to all of which Mr. Paradeau has sole voting and investment power.

(9) The Unit amounts listed include a total of 272,800 Units that all current directors and executive officers as a group have vested options to acquire within sixty days from December 9, 2010.

CERTAIN ADDITIONAL INFORMATION

The rules of the Securities and Exchange Commission require Q Investments to make available to unitholders certain additional information with respect to those persons and entities that may be deemed participants in Q Investments' solicitation (each, including all the entities specified in the following paragraph, a "Participant").

 The number of Units owned, of record or beneficially, by Q Investments is set forth above under "Voting Securities Outstanding - Ownership by Q Investments" and the notes thereto. Q Funding III, L.P. is a Texas limited partnership, the sole general partner of which is Prufrock Onshore, L.P., a Texas limited partnership ("Prufrock"). The sole general partner of Prufrock is J Alfred Onshore, LLC, a Texas limited liability company ("J Alfred"). Q4 Funding, L.P. is a Texas limited partnership, the sole general partner of which is Star Spangled Sprockets, L.P., a Texas limited partnership ("Star"). The sole general partner of Star is Excalibur Domestic, LLC, a Texas limited liability company ("Excalibur"). Geoffrey Raynor controls both J Alfred and Excalibur.

In addition to the Units reported herein, certain other members of the "Q Investments" family of funds, namely Amalgamated Gadget, L.P. on behalf of R2 Investments, LDC (collectively, "R2"), currently have long economic exposure to 550,900 Units through cash-settled equity swaps (the "Equity Swaps") under which the profit to R2 will be based upon any increase in value in Units and the loss to R2 will be based upon any decrease in the value of Units over the term of the transactions. The Equity Swaps may only be settled in cash and do not give R2 direct or indirect voting, investment or dispositive control over any Units and do not require the counterparty thereto to acquire, hold, vote or dispose of any securities of the Company. With respect to the Equity Swaps, R2 disclaims beneficial ownership over any Units.

Any persons identified herein as Participants may, without compensation, make solicitations through personal contact or by telephone. Q Investments intends to reimburse any such person for such person's reasonable expenses in connection therewith.

Except as set forth herein, neither Q Investments, any of the other Participants nor any of their respective associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon with respect to this solicitation.

THE SOLICITATION

      The entire cost of the solicitation of proxies by Q Investments will be borne by Q Investments. Q Investments estimates that total expenditures relating to such solicitation, including D. F. King's fees and expenses, will be approximately $_________, of which approximately $___________ has been expended to date. Proxies will be solicited by mail, advertisement, telephone, electronic mail and in person. The persons identified as Participants herein may, without additional compensation, make solicitations through personal contact or by telephone, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send solicitation material to their principals. Q Investments will reimburse any such person for his reasonable expenses. In addition, Q Investments has retained D. F. King to assist in the solicitation of proxies on behalf of Q Investments for a fee of $___________ and reimbursement for its direct and indirect expenses. Q Investments cannot now determine how many persons will be used by D. F. King in its solicitation efforts but anticipates approximately _____ such persons will be used. Q Investments also expects to agree to indemnify D. F. King against certain liabilities and expenses, including liabilities and expenses under the federal securities laws.

OTHER INFORMATION

According to the Company Proxy Statement, any unitholder who intends to present a proposal at the 2011 annual meeting and who wishes to have the proposal included in the Company's proxy statement and form of proxy for the 2011 annual meeting must deliver the proposal to the Company at its principal executive offices not later than December 31, 2010. Any unitholder who intends to present a proposal at the 2011 annual meeting of unitholders other than for inclusion in the Company's proxy statement and form of proxy must deliver the proposal to the Company at its executive offices not later than March 16, 2011 or such proposal will be untimely. If a unitholder fails to submit the proposal by March 16, 2011, the Company reserves the right to exercise discretionary voting authority. Please note that, because Q Investments was not involved in the preparation of the Company Proxy Statement, it cannot reasonably confirm the accuracy or completeness of certain information contained in the Company Proxy Statement.

IMPORTANT

Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Units you own.

1.   If your Units are registered in your own name, please sign, date and mail the enclosed GREEN proxy card to D.F. King & Co., Inc. ("D.F. King"), in the postage-paid envelope provided today.

2.   If your Units are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GREEN voting instruction form with respect to your Units and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GREEN voting instruction form in the postage-paid envelope provided, and to ensure that your Units are voted, you should also contact the person responsible for your account and give instructions for a GREEN voting instruction form to be issued representing your Units. You may also vote by telephone or Internet. Please refer to your GREEN voting instruction form for the Internet address and toll-free telephone number.

3.   If you have previously signed and returned a proxy card sent to you by the Company, you have every right to change your vote. Only your latest dated card will count. You may revoke any Company proxy card already sent to the Company by signing, dating and mailing the enclosed GREEN proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to D.F. King, or by voting in person at the Special Meeting.

4.   After signing the enclosed GREEN proxy card, do not sign or return any proxy cards sent to you by the Company unless you intend to change your vote, because only your latest dated proxy card will be counted.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your Units, please contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd floor
New York, NY 10005
Unitholders Call Toll-Free: (800) XXX-XXXX
Banks and Brokerage Firms Call: (212) 269-5550

PRELIMINARY COPY - FOR THE INFORMATION OF
THE SECURITIES AND EXCHANGE COMMISSION ONLY

CEDAR FAIR, L.P.

       THIS PROXY IS SOLICITED ON BEHALF OF EACH OF Q FUNDING III, L.P. AND Q4 FUNDING, L.P. (TOGETHER WITH GEOFFREY RAYNOR, COLLECTIVELY, "Q INVESTMENTS") IN OPPOSITION TO THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF CEDAR FAIR, L.P. FOR THE SPECIAL MEETING TO BE HELD ON _______________ ______, 2011, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement, as well as any other proxy materials distributed by Q Investments, are available free of charge online at www.dfking.com/xxxxxxxxxxxxx.

THE UNDERSIGNED hereby constitute(s) and appoint(s) Edward T. McCarthy and Robin B. Perras, and each of them, as proxies, with full power of substitution, to represent and to vote all units of Cedar Fair, L.P. (the "Company") that the undersigned would be entitled to vote if personally present at the above stated Special Meeting, and at any postponement or adjournment thereof, as instructed below. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy.

1. DIRECTOR NOMINATION RESOLUTION

Q Investments recommends a vote FOR the Director Nomination Resolution.

1. DIRECTOR NOMINATION Resolution. A resolution of the unitholders of the Company to amend the Company's Partnership Agreement so as to confirm the right of unitholders to nominate directors for election to the Company's Board of Directors.

FOR [    ]                      AGAINST [    ]                 ABSTAIN [    ]

.

_____________________________________

(Continued and to Be Signed on the Other Side)

PROXY (Continued From Other Side)

This Proxy will be voted in accordance with the undersigned unitholder's specifications hereon. In the absence of such specifications, the Proxy will be voted FOR the Director Nomination Resolution. As to such other matters as properly may come before the Special Meeting and that were unknown to Q Investments a reasonable time before the solicitation, this Proxy will be voted by the proxies named on the reverse hereof according to their discretion.

                                                                               Dated: __________________________________

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                                                                                                         (Signature)

                                                                                          ________________________________________
                                                                                                          (Title)

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                                                                                          ________________________________________
                                                                                                         (Signature, if held jointly)

Please sign exactly as your name appears hereon. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please vote, date, sign and return this Proxy promptly using the enclosed prepaid envelope.